UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2016

ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

UTAH	001-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SOUTH MAIN, 15th FLOOR, SALT LAKE CITY, UTAH	84133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
801-524-4787

N/A
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.07    Submission of Matters to a Vote of Security Holders

Zions Bancorporation (the “Company”) held its Annual Meeting of Shareholders on May 27, 2016. At the meeting, shareholders elected 11 directors for a term of one year; ratified the appointment of Ernst & Young LLP as the Company’s independent auditor; approved, on a nonbinding advisory basis, the 2015 compensation paid to the Company’s executive officers; approved the Company’s 2017 Management Incentive Compensation Plan to preserve the tax deductibility of awards made under the plan; and voted against a shareholder proposal that the shareholders request the Board of Directors to establish a policy requiring the Board’s chairman be an “independent director”.

The results were as follows:

1.	Election of eleven (11) director nominees for a one-year term.

DIRECTOR	VOTES FOR	VOTES AGAINST	ABSTENTIONS
Jerry C. Atkin	151,058,661	4,671,480	341,593
Patricia Frobes	151,659,675	4,051,635	360,424
Suren K. Gupta	155,202,578	525,031	344,125
J. David Heaney	152,467,725	3,269,019	334,990
Vivian S. Lee	155,092,702	629,017	350,015
Edward F. Murphy	155,082,114	582,031	407,589
Roger Porter	150,574,180	5,155,803	341,751
Stephen D. Quinn	153,101,944	2,583,242	386,548
Harris H. Simmons	150,824,498	3,237,694	2,009,542
L. E. Simmons	153,036,056	2,728,102	307,576
Shelley Thomas Williams	152,142,583	3,601,398	327,753

2.
Ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm to audit the Company’s financial statements for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions
167,288,976	2,146,749	196,931

3.	Approval, on a nonbinding advisory basis, of the compensation paid to the Company’s named executive officers with respect to the fiscal year ended December 31, 2015.

Votes For	Votes Against	Abstentions
147,612,127	7,360,615	1,098,992

4.	To approve the Company’s 2017 Management Incentive Compensation Plan to preserve the tax deductibility of awards made under the plan.

Votes For	Votes Against	Abstentions
151,502,141	4,168,753	400,840

5. Shareholder proposal - That shareholders request the Board of Directors to establish a policy requiring that the Board’s chairman be an “independent director.”

Votes For	Votes Against	Abstentions
20,330,740	135,301,678	439,316

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION

Date: June 1, 2016	By:	/s/ THOMAS E. LAURSEN
Name: Thomas E. Laursen
Title: Executive Vice President and General Counsel